                                                              Exhibit 4.8


                                FIRST AMENDMENT


                  FIRST AMENDMENT, dated as of January 29, 1998 (this "Amendment"), to the Credit Agreement, dated as of May 30, 1997 (the "Credit Agreement"), among Revlon Consumer Products Corporation (the "Company"), the Borrowing Subsidiaries from time to time parties thereto, the financial institutions from time to time parties thereto (the "Lenders"), the Co-Agents named therein, Citibank, N.A., as Documentation Agent, Lehman Commercial Paper Inc., as Syndication Agent, and The Chase Manhattan Bank, as Administrative Agent.

                             W I T N E S S E T H :

                  WHEREAS, the Company has requested that the Lenders and the Agents amend certain provisions of the Credit Agreement;

                  WHEREAS, the Lenders and the Agents are willing to amend such provisions upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company, the Lenders and the Agents hereby agree as follows:

                  1. Definitions. (a) General. All terms defined in the Credit Agreement shall have such defined meanings when used herein unless otherwise defined herein.

                  (b) Amendment of Definitions. The definition of the term "Net Proceeds Event" is hereby amended by deleting therefrom the following: "or
(Y)" and substituting in lieu thereof the following: ", (Y) the sales (or cash received) described in subsections 14.6(i), (j) and (k) and (Z)".

                  (c) Addition of Definitions. The following defined terms shall be added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

                           "'Barclays Receivables Facility' means, the Invoice
                  Discounting Facility, dated as of January 29, 1998 between RIC and Barclays Bank PLC, as amended, supplemented or otherwise modified from time to time;

                           'German Distribution Option' shall have the meaning
                  assigned to such term in subsection 14.6(j);

                           'German Distribution Shares' shall have the meaning
                  assigned to such term in subsection 14.6(j);

                           'German Distribution Subsidiary' means Fondolo
                  Vermogensverwaltungs GmbH, a company organized under the laws of Germany;

                           'RIC' shall mean Revlon International Corporation,
                  a Delaware corporation;"

                  2. Amendment to Subsection 13.11. (a) Subsection 13.11(b) of the Credit Agreement is hereby amended by inserting immediately after the word "Company" in the eighth line thereof the following: "(other than the German Distribution Subsidiary, so long as the sale contemplated by subsection 14.6(j) shall have occurred within 30 days of the acquisition by RIC of ownership of the German Distribution Subsidiary)".

                  (b) Subsection 13.11(c) of the Credit Agreement is hereby amended by inserting immediately after the word "Company" the first time it appears in the eighth line thereof the following: "(other than the German Distribution Subsidiary, so long as the sale contemplated by subsection 14.6(j) shall have occurred within 30 days of the acquisition by RIC of ownership of the German Distribution Subsidiary)".

                  3. Amendment to Subsection 13.13(b). Subsection 13.13(b) of the Credit Agreement is hereby amended by inserting immediately after the words "Security Documents" in the last line thereof but prior to the period the following: "; provided that RIC shall not be required to grant to the Administrative Agent a security interest in (i) the German Distribution Option and (ii) the German Distribution Shares for a period of up to six months following the day on which RIC shall exercise the German Distribution Option".

                  4. Amendment to Subsection 14.6. Subsection 14.6 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of clause (g) thereof, (b) deleting the period at the end of clause (h) and substituting in lieu thereof the following: "; and" and (c) adding at the end thereof the following new clauses (i) through (k):

                           "(i) sales from time to time by RIC to Barclays Bank
                  PLC of all or any portion of its accounts receivable pursuant to the Barclays Receivables Facility; provided that (i) the aggregate principal amount of the Barclays Receivables Facility shall not exceed (pound)7,500,000 and (ii) there shall be no recourse to RIC (other than (x) to its accounts receivable in connection with such sales, (y) in connection with the payment of interest by RIC thereunder or (z) as a result of a failure by RIC to deliver a written confirmation of the goods subject to such receivables or a material misstatement by RIC in any such confirmation) or to any other Person;

                           (j) the sale by RIC to European Cosmetic Group
                  S.a.r.l. or its Affiliate Marbert AG of all of the capital stock of the German Distribution Subsidiary for consideration of (i) DM 50,000 (representing the amount of the initial capitalization of the German Distribution Subsidiary by RIC) and (ii) a five-year option (the "German Distribution Option") to (A) purchase up to 435,000 shares of common stock of Marbert AG (par value DM 5.00) (the "German Distribution Shares") at a purchase price of DM 45 per share or (B) receive cash in an amount equal to the difference between the exercise price of the German Distribution Option and the fair market value of the German

                  Distribution Shares at the time of exercise of the German Distribution Option; and

                           (k) the sale by RIC at fair market value of the
                  German Distribution Shares."

                  5. Amendment to Subsection 14.8. Subsection 14.8 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of clause (g) thereof, (b) deleting the period at the end of clause (h) and substituting in lieu thereof the following: "; and" and (c) adding at the end thereof the following new clause (i):

                           "(i) RIC may acquire and hold (x) the German
                  Distribution Option in connection with the sale contemplated by subsection 14.6(j) and (y) the German Distribution Shares in connection with the exercise of the German Distribution Option in accordance with its terms."

                  6. Amendment to Subsection 17.2(b). Subsection 17.2(b) of the Credit Agreement is hereby amended by (a) deleting the word "or" the first time it appears in the ninth line and substituting in lieu thereof a comma and (b) adding at the end thereof but prior to the period the following: "or (vi) so long as no Default or Event of Default shall have occurred and is continuing, the sale by RIC at fair market value of the German Distribution Shares (to the extent the Administrative Agent shall at the time of such sale have a security interest therein)".

                  7. Conditions to Effectiveness. This Amendment shall become effective on and as of the date that the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Company and the Required Lenders, and duly acknowledged and consented to by each Guarantor, Grantor and Pledgor and (ii) copies of the Barclays Receivables Facility in form and substance satisfactory to the Administrative Agent.

                  8. Representations and Warranties. The Company, as of the date hereof and after giving effect to the amendment contained herein, hereby confirms, reaffirms and restates the representations and warranties made by it in Section 11 of the Credit Agreement and otherwise in the Credit Documents to which it is a party; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

                  9. Reference to and Effect on the Credit Documents; Limited Effect. On and after the date hereof and the satisfaction of the conditions contained in Section 7 of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agents under any of the Credit Documents, nor constitute a waiver of any provisions of any of the Credit Documents. Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and the other Credit Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

                  10. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as for all purposes hereof.

                  11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  REVLON CONSUMER PRODUCTS
                                  CORPORATION

                                  By:      /s/ Steven Berns
                                     ------------------------------------------
                                     Name:  Steven Berns
                                     Title: Vice President & Treasurer

                                  DEUTSCHE REVLON GMBH & CO. KG
                                  REVLON INTERNATIONAL CORPORATION
                                      (UK Branch)
                                  REVLON MANUFACTURING LIMITED
                                      (Australia Branch)
                                  REVLON MANUFACTURING (UK)
                                      LIMITED
                                  EUROPEENNE DE PRODUITS DE
                                      BEAUTE
                                  REVLON NEDERLAND B.V.
                                  REVLON K.K.
                                  REVLON CANADA, INC., as Local Subsidiaries

                                  By:      /s/ Steven Berns
                                     ------------------------------------------
                                     Name:  Steven Berns
                                     Title: Vice President & Treasurer

                                  REVLON SA
                                  REVLON-REALISTIC PROFESSIONAL
                                      PRODUCTS LTD.
                                  REVLON PROFESSIONAL LIMITED
                                  REVLON (HONG KONG) LIMITED
                                  EUROPEAN BEAUTY PRODUCTS S.P.A., as
                                  Local Subsidiaries

                                  By:      /s/ Robert K. Kretzman
                                     ------------------------------------------
                                     Name:  Robert K. Kretzman
                                     Title: Authorized Signatory

                                  THE CHASE MANHATTAN BANK, as
                                  Administrative Agent and as a Lender


                                  By:     /s/ Neil R. Boylan
                                     ------------------------------------------
                                     Name:  Neil R. Boylan
                                     Title: Vice President

                                   CHASE SECURITIES INC., as Arranger


                                   By:    /s/ Douglas V. Traver
                                      -----------------------------------------
                                      Name:  Douglas V. Traver
                                      Title: Managing Director

                                   CITIBANK, N.A., as Documentation Agent and as a Lender


                                   By:    /s/ James Buchanan
                                      -----------------------------------------
                                      Name:  James Buchanan
                                      Title: Attorney-in-Fact

                                   LEHMAN COMMERCIAL PAPER INC., as
                                   Syndication Agent and as a Lender


                                   By:   /s/ Michele Swanson
                                      -----------------------------------------
                                      Name:  Michele Swanson
                                      Title: Authorized Signatory

                                   ABN AMRO BANK N.V., as a Local Fronting
                                   Lender in the Federal Republic of Germany


                                   By:   /s/ Frances O. Logan
                                      -----------------------------------------
                                      Name:  Frances O. Logan
                                      Title: Group Vice President

                                   By:  /s/ William S. Bennett
                                      -----------------------------------------
                                      Name:  William S. Bennett
                                      Title: Vice President


                                   BANKBOSTON, N.A., as a Local Fronting
                                   Lender in the United Kingdom


                                   By:   /s/ Richard D. Hill, Jr.
                                      -----------------------------------------
                                      Name:  Richard D. Hill, Jr.
                                      Title: Director

                                   NATEXIS BANQUE BFCE, formerly BANQUE
                                   FRANCAISE DU COMMERCE EXTERIEUR, as
                                   a Local Fronting Lender in France


                                   By:   /s/ G. Kevin Dooley
                                      -----------------------------------------
                                      Name:  G. Kevin Dooley
                                      Title: Vice President

                                   By:   /s/ Evan S. Kraus
                                      -----------------------------------------
                                      Name:  Evan S. Kraus
                                      Title: Associate



                                   THE SANWA BANK LTD., as a Local Fronting
                                   Lender in Japan


                                   By:   /s/ Dominic J. Sorresso
                                      -----------------------------------------
                                      Name:  Dominic J. Sorresso
                                      Title: Vice President



                                   BANK OF AMERICA CANADA, as a Local
                                   Fronting Lender in Canada


                                   By:   /s/ Richard J. Hall
                                      -----------------------------------------
                                      Name:  Richard J. Hall
                                      Title: Vice President



                                   CITIBANK LIMITED, as a Local Fronting
                                      Lender in Australia


                                   By: /s/ Tony O'Neill
                                      -----------------------------------------
                                      Name:  Tony O'Neill
                                      Title: Vice President

                                CITIBANK, N.A., as a Local Fronting Lender in Hong Kong


                                By:   /s/ James Buchanan
                                   ----------------------------------
                                   Name:  James Buchanan
                                   Title: Attorney-in-Fact



                                CITIBANK, N.A., as a Local Fronting Lender in the Netherlands



                                By:   /s/ James Buchanan
                                   ----------------------------------
                                   Name:  James Buchanan
                                   Title: Attorney-in-Fact



                                CITIBANK, N.A., as a Local Fronting Lender in Italy

                                By:   /s/ James Buchanan
                                   ----------------------------------
                                   Name:  James Buchanan
                                   Title: Attorney-in-Fact



                                ALLIED IRISH BANK, as a Local Fronting
                                Lender in Ireland


                                By:   /s/ W J Strickland & Tracey Duffy
                                   ------------------------------------
                                   Name:  W J Strickland
                                   Title: Senior Vice President
                                   Name:  Tracey Duffy
                                   Title: Assistant Vice President



                                CITIBANK, N.A., as a Local Fronting
                                Lender in Spain


                                By:   /s/ James Buchanan
                                   ----------------------------------
                                   Name:  James Buchanan
                                   Title: Attorney-in-Fact

                                ABN AMRO BANK N.V.
                                New York Branch


                                By:  /s/ Frances O. Logan
                                   ----------------------------------
                                   Name:  Frances O. Logan
                                   Title: Group Vice President


                                By:   /s/ William S. Bennett
                                   ----------------------------------
                                   Name:  William S. Bennett
                                   Title: Vice President



                                ALLIED IRISH BANK PLC
                                Cayman Islands Branch


                                By:   /s/ W J Stickland
                                   ----------------------------------
                                   Name:  W J Strickland
                                   Title: Senior Vice President


                                By:   /s/ Tracey Duffy
                                   ----------------------------------
                                   Name:  Tracey Duffy
                                   Title: Assistant Vice President



                                BANKBOSTON, N.A., as a Co-Agent


                                By:   /s/ Richard D. Hill, Jr.
                                   ----------------------------------
                                   Name:  Richard D. Hill, Jr.
                                   Title: Director



                                BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION, as a Co-Agent


                                By:   /s/ R.L. Wennekamp
                                   ----------------------------------
                                   Name:  R.L. Wennekamp
                                   Title: Senior Vice President

                                THE BANK OF NEW YORK


                                By:   /s/ Georgia M. Pan-Kita
                                   ----------------------------------
                                   Name:  Georgia M. Pan-Kita
                                   Title: Vice President



                                NATEXIS BANQUE BFCE, formerly BANQUE
                                FRANCAISE DU COMMERCE EXTERIEUR, as
                                a Co-Agent


                                By:   /s/ G. Kevin Dooley
                                   ----------------------------------
                                   Name:  G. Kevin Dooley
                                   Title: Vice President


                                By:   /s/ Evan S. Kraus
                                   ----------------------------------
                                   Name:  Evan S. Kraus
                                   Title: Associate



                                BANQUE PARIBAS


                                By:   /s/ John J. McCormick, Jr.
                                   ----------------------------------
                                   Name:  John J. McCormick, Jr.
                                   Title: Vice President


                                By:   /s/ Mary T. Finnegan
                                   ----------------------------------
                                   Name:  Mary T. Finnegan
                                   Title: Director



                                BARCLAYS BANK PLC


                                By:    /s/ Terance Bullock
                                    ----------------------------------
                                    Name:  Terance Bullock
                                    Title: Associate Director

                                CREDIT AGRICOLE INDOSUEZ


                                By:   /s/ Richard Manix
                                   ----------------------------------
                                   Name:  Richard Manix
                                   Title: First Vice President


                                By:   /s/ Cheryl A. Solomato
                                   ----------------------------------
                                   Name:  Cheryl A. Solomato
                                   Title: Vice President



                                CREDIT LYONNAIS, New York Branch


                                By:   /s/ W. Michael George
                                   ----------------------------------
                                   Name:  W. Michael George
                                   Title: Vice President



                                CREDIT SUISSE FIRST BOSTON, as a Co-
                                Agent


                                By:   /s/ Joel Glodowski
                                   ----------------------------------
                                   Name:  Joel Glodowski
                                   Title: Managing Director


                                By:   /s/ Chris T. Hogan
                                   ----------------------------------
                                   Name:  Chris T. Hogan
                                   Title: Vice President



                                DEEPROCK & COMPANY

                                By EATON VANCE MANAGEMENT, as
                                Investment Manager


                                By:   /s/ Scott H. Page
                                   ----------------------------------
                                   Name:  Scott H. Page
                                   Title: Vice President

                                FIRST BANK NATIONAL ASSOCIATION, as a
                                Co-Agent


                                By:   /s/ Elliot Jaffee
                                   ----------------------------------
                                   Name:  Elliot Jaffee
                                   Title: Vice President



                                THE FUJI BANK, LIMITED, New York Branch, as a Co-Agent


                                By:   /s/ Teiji Teramoto
                                   ----------------------------------
                                   Name:  Teiji Teramoto
                                   Title: Vice President & Manager



                                GENERAL ELECTRIC CAPITAL
                                CORPORATION, as a Co-Agent


                                By:   /s/ Janet K. Williams
                                   ----------------------------------
                                   Name:  Janet K. Williams
                                   Title: Duly Authorized Signatory



                                THE LONG-TERM CREDIT BANK OF JAPAN,
                                LTD., Los Angeles Agency


                                By:   /s/ Noboru Akahane
                                   ----------------------------------
                                   Name:  Noboru Akahane
                                   Title: Deputy General Manager



                                MERRILL LYNCH SENIOR FLOATING RATE
                                FUND, INC.

                                By:   /s/ Anne McCarthy
                                   ----------------------------------
                                   Name:  Anne McCarthy
                                   Title: Authorized Signatory



                                THE MITSUBISHI TRUST AND BANKING
                                CORPORATION


                                By:   /s/ Toshihiro Hayashi
                                   ----------------------------------
                                   Name:  Toshihiro Hayashi
                                   Title: Senior Vice President

                                NATIONSBANK, N.A.


                                By:   /s/ Diana Hamner Inman
                                   ----------------------------------
                                   Name:  Diana Hamner Inman
                                   Title: Vice President



                                THE OCTAGON CREDIT INVESTORS LOAN
                                PORTFOLIO (A UNIT OF THE CHASE
                                MANHATTAN BANK)


                                By:   /s/ Richard W. Stewart
                                   ----------------------------------
                                   Name:  Richard W. Stewart
                                   Title: Managing Director



                                THE SANWA BANK, LIMITED
                                NEW YORK BRANCH


                                By:   /s/ Dominic J. Sorresso
                                   ----------------------------------
                                   Name:  Dominic J. Sorresso
                                   Title: Vice President



                                THE SUMITOMO BANK, LIMITED


                                By:   /s/ John C. Kissinger
                                   ----------------------------------
                                   Name:  John C. Kissinger
                                   Title: Joint General Manager



                                VAN KAMPEN AMERICAN CAPITAL PRIME
                                RATE INCOME TRUST


                                By:   /s/ Jeffrey W. Maillet
                                   ----------------------------------
                                   Name:  Jeffrey W. Maillet
                                   Title: Senior Vice President & Director



                                ROYAL BANK OF CANADA


                                By:   /s/ Michael Korine
                                   ----------------------------------
                                   Name:  Michael Korine
                                   Title: Senior Manager

                                SENIOR DEBT PORTFOLIO


                                By:   /s/ Scott H. Page
                                   ----------------------------------
                                   Name:  Scott H. Page
                                   Title: Vice President



                                AERIES FINANCE LTD.


                                By:   /s/ Andrew Ian Wignall
                                   ----------------------------------
                                   Name:  Andrew Ian Wignall
                                   Title: Director


                                STRATA FUNDING LTD.


                                By:   /s/ John J. Cullinane
                                   ----------------------------------
                                   Name:  John J. Cullinane
                                   Title: Director



                                MEDICAL LIABILITY MUTUAL INSURANCE
                                COMPANY


                                By:   /s/ Christopher E. Jansen
                                   ----------------------------------
                                   Name:  Christopher E. Jansen
                                   Title: Managing Director



                                CERES FINANCE LTD.


                                By:   /s/ John H. Cullinane
                                   ----------------------------------
                                   Name:  John H. Cullinane
                                   Title: Director

                          ACKNOWLEDGEMENT AND CONSENT

                                                   Dated as of January 29, 1998

              Each of the undersigned (in its capacity as a Guarantor, Grantor and/or Pledgor, as the case may be, under the Security Documents to which it is a party) does hereby (a) consent, acknowledge and agree to the transactions described in the foregoing First Amendment and (b) after giving effect to such First Amendment, (i) confirms, reaffirms and restates the representations and warranties made by it in each Credit Document to which it is a party, (ii) ratifies and confirms each Security Document to which it is a party and (iii) confirms and agrees that each such Security Document is, and shall continue to be, in full force and effect, with the Collateral described therein securing, and continuing to secure, the payment of all obligations of the undersigned referred to therein; provided that each reference to the Credit Agreement therein and in each of the other Credit Documents shall be deemed to be a reference to the Credit Agreement after giving effect to such First Amendment.

ALEXANDRA DE MARKOFF, LTD.
ALMAY, INC.
AMERICAN CREW, INC.
APPLIED SCIENCE & TECHNOLOGIES INC.
CARRINGTON PARFUMS LTD.
CHARLES OF THE RITZ GROUP LTD.
CHARLES REVSON INC.
COSMETIQUES HOLDINGS, INC.
CREATIVE NAIL DESIGN, INC.
FERMODYL PROFESSIONALS INC.
GENERAL WIG MANUFACTURERS, INC.
NEW ESSENTIALS LIMITED
NORELL PERFUMES, INC.
NORTH AMERICA REVSALE INC.
OXFORD PROPERTIES CO.
PACIFIC FINANCE & DEVELOPMENT CORP.
PPI TWO CORPORATION
PPI FOUR CORPORATION
PRESTIGE FRAGRANCES, LTD.
REALISTIC/ROUX PROFESSIONAL PRODUCTS
    INC.
REVLON, INC.
REVLON COMMISSARY SALES, INC.
REVLON CONSUMER CORP.
REVLON CONSUMER PRODUCTS
    CORPORATION
REVLON GOVERNMENT SALES, INC.
REVLON HOLDINGS INC.
REVLON INTERNATIONAL CORPORATION
REVLON PROFESSIONAL, INC.
REVLON PROFESSIONAL PRODUCTS INC.
REVLON RECEIVABLES SUBSIDIARY, INC.
RIROS CORPORATION
RIT INC.
ROUX LABORATORIES, INC.
VISAGE BEAUTE COSMETICS, INC.



By: /s/ Steven Berns
   ----------------------------------
   Title:  Vice President & Treasurer